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                        [LETTERHEAD OF ARTHUR ANDERSEN]
                                                                      EXHIBIT 16

October 7, 1998



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated October 2, 1998 of Boston Chicken, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:   Mr. Lawrence E. White
      Boston Chicken, Inc.